UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2011

SUBAYE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34660	35-2089848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A536-537, 13 Block, 232 Waihuandong Road,
Xiaoguwei Street,
University City,
Guangzhou GD
510006 China
 (Address of principal executive offices) (Zip Code)

(86) 20 3999 0266
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 22, 2011, Subaye, Inc. (the “Company”) received a letter from The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that it is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) since it did not timely file with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the period ended December 31, 2010.

Under the Nasdaq Listing Rules, the Company is afforded 60 calendar days, or until April 23, 2011, to submit to Nasdaq a plan to regain compliance with the Listing Rule.  If Nasdaq accepts the plan, it can grant an exception of up to 180 calendar days from the filing’s due date, or until August 15, 2011, for the Company to regain compliance.  After reviewing the Company’s plan, Nasdaq will provide to the Company written notice of its decision.  In the event Nasdaq determines that the Company’s plan is not sufficient to regain compliance, the Company may appeal Nasdaq’s decision to a Nasdaq hearings panel.

The Company is working diligently on this matter and intends to file its Quarterly Report on Form 10-Q as soon as practicable.  The Company issued a press release on February 22, 2011, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, disclosing the receipt of the letter from Nasdaq.

Item 9.01.	Financial Statements and Exhibits.

       (d)   Exhibits

Exhibit
Number	Exhibit Title or Description

99.1	Press Release, dated February 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 22, 2011

SUBAYE, INC.

By:	/s/ Zhiguang Cai
Name:	Zhiguang Cai
Title:	Chief Executive Officer